EXHIBIT 4.1

                              U.S. CONCRETE, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK                                          SEE REVERSE FOR CERTAIN
                                                      DEFINITIONS AND LEGENDS


THIS CERTIFIES THAT                                           CUSIP 90333L 10 2





IS THE OWNER OF

             FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE
                   OF $.001 PER SHARE OF THE COMMON STOCK OF

                              U.S. CONCRETE, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the laws of the State of Delaware and to all of the provisions of the Certificate of Incorporation and the By-Laws of the Corporation, as amended from time to time (copies of which are on file at the office of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed.

Dated:


       ____________________         [SEAL]               _____________________
             PRESIDENT                                         SECRETARY

                                               COUNTERSIGNED AND REGISTERED
                                         AMERICAN STOCK TRANSFER & TRUST COMPANY

                                                      TRANSFER AGENT
                                                      AND REGISTRAR

                              U.S. CONCRETE, INC.

     The Corporation is authorized to issue Common Stock, par value $.001 per share, and Preferred Stock, par value $.001 per share. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine the powers, designations, preferences and relative, participating, optional or other special rights between classes of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation will furnish without charge to each stockholder who so requests a full statement of the foregoing as established from time to time by the Certificate of Incorporation of the Corporation and by any certificate of designation. Any such requests should be made to the Secretary of the Corporation at the offices of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common             UNIF GIFT MIN ACT-__________ Custodian____________
     TEN ENT -- as tenants by the entireties                         (Cust)              (Minor)
     JT TEN  -- as joint tenants with right of
                survivorship and not as tenants                     under Uniform Gifts to Minors
                in common                                           Act__________________________
                                                                                (State)

    Additional abbreviations may also be used though not in the above list.

      For Value Received,_______________________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

             NOTICE:

THE SIGNATURE(S) TO THIS            X___________________________________________
ASSIGNMENT MUST CORRES-                             (SIGNATURE)
POND WITH THE NAME(S) AS
WRITTEN UPON THE FACE OF            X___________________________________________
THE CERTIFICATE IN EVERY                            (SIGNATURE)
PARTICULAR WITHOUT ALTER-
ATION OR ENLARGEMENT OR
ANY CHANGE WHATEVER.

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.
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SIGNATURE(S) GUARANTEED BY:

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This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between U.S. Concrete, Inc. (the
"Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of May 10, 1999 as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.